Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment No. 55 to Registration Statement No. 033-54837 on Form N–1A of our reports dated February 14, 2017 relating to the financial statements and financial highlights of VIP Growth & Income Portfolio, VIP Growth Opportunities Portfolio, and VIP Value Strategies Portfolio, of our report dated February 15, 2017 relating to the financial statements and financial highlights of VIP Dynamic Capital Appreciation Portfolio, and of our report dated February 21, 2017 relating to the financial statements and financial highlights of VIP Balanced Portfolio, each a fund of Variable Insurance Products Fund III, appearing in the Annual Reports on Form N-CSR of Variable Insurance Products Fund III for the year ended December 31, 2016, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Boston, Massachusetts

April 11, 2017